EXHIBIT 99.3

The undersigned hereby agree to make joint filings with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.001 per share, of Man Shing Agricultural Holdings, Inc., a Nevada corporation, including all amendments thereto.

Aegis Capital Corp.

By:  /s/ Robert J. Eide

Title: /s/ Robert J. Eide

BR Credit Corp.

By:  /s/ Robert J.  Eide

Title: /s/ Robert J. Eide

/s/ Robert J. Eide

Robert J. Eide

/s/ Randy B.  Fields
Randy B. Fields